UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 11, 2006

Date of Report (Date of earliest event reported)

NOVASTAR FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13533	74-2830661
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8140 Ward Parkway, Suite 300, Kansas City, MO 64114

(Address of principal executive offices)

(Zip Code)

(816) 237-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 – Other Events

On September 11, 2006, NovaStar Financial, Inc. (the "Company") announced the declaration of the remaining common and preferred dividends for 2006. The Board of Directors of the Company declared a common stock dividend of $1.40 per share, payable November 30, 2006, to shareholders of record as of November 20, 2006. Also, the Board of Directors of the Company declared a common stock dividend of $1.40 per share, payable December 29, 2006, to shareholders of record as of December 19, 2006.

In addition, the Board of Directors of the Company declared a quarterly dividend of $.55625 per share on the Company's 8.90% Class C Cumulative Redeemable Preferred Stock, payable January 2, 2007, to holders of record as of December 5, 2006.

A copy of the press release is included as Exhibit 99 and is incorporated herein by reference. References to the registrant’s website in the press release do not incorporate by reference the information on the registrant’s website into this Current Report and the registrant disclaims any such incorporation by reference.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

99	NovaStar Financial Declares Remaining 2006 Dividends.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVASTAR FINANCIAL, INC.

DATE: September 11, 2006	/s/ Gregory S. Metz
Gregory S. Metz
Chief Financial Officer

Exhibit Index

Exhibit

Number

99	NovaStar Financial Declares Remaining 2006 Dividends.